Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended

AMENDED AND RESTATED

BUSINESS TRANSFER AND

SUBSCRIPTION AGREEMENT

by and among

ASTRAZENECA AB (PUBL),

ASTRAZENECA UK LIMITED,

ASTRAZENECA PHARMACEUTICALS LP

ENTASIS THERAPEUTICS LIMITED

and

ENTASIS THERAPEUTICS INC.

dated as of March 29, 2016

i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBITS

1.01(a)	Form of Assignment of Transferred Intellectual Property

1.01(b)	Form of Assignment and Assumption Agreement

1.01(c)	Description of AZD-0914

1.01(d)	Description of AZD-2514

1.01(e)	Form of Bill of Sale

2.05(e)	Royalties

ii

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

This AMENDED AND RESTATED BUSINESS TRANSFER AND SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March                  , 2016, is entered into by and among ASTRAZENECA AB (PUBL), a company incorporated in Sweden under no. 556011-7482 (the “Sweden Seller”), ASTRAZENECA UK LIMITED, a company incorporated in England under no. 3674842 (the “UK Seller”), ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (the “US Seller”, and together with the Sweden Seller and the UK Seller, the “Sellers”), ENTASIS THERAPEUTICS LIMITED, a private limited company incorporated in England and Wales (the “UK Company”), and ENTASIS THERAPEUTICS INC., a Delaware corporation and a wholly owned subsidiary of the UK Company (the “US Company”, and together with the UK Company, the “Companies”).

WHEREAS, the Sellers previously conducted research, discovery and Development activities, including the making of all related regulatory filings in relevant jurisdictions, with respect to the Compounds and the Programs (the “Small Molecule Anti-Infective Program”);

WHEREAS, at Closing, the Sellers sold to the Companies, and the Companies purchased from the Sellers, the Transferred Assets, and in connection therewith, the Companies assumed from the Sellers all of the Assumed Liabilities, in each case, upon the terms and subject to the conditions set forth herein;

WHEREAS, at Closing, the Sweden Seller subscribed for, and the UK Company issued to the Sweden Seller, 33,499,900 A Preference Shares for an aggregate subscription price of $33,499,900 in cash;

WHEREAS, in accordance with the Shareholders’ Agreement as it was originally executed on Closing and prior to its amendment and restatement on or about the date of this Agreement, upon the terms and subject to the conditions set forth therein, the Sweden Seller committed to subscribe for an additional 16,500,000 A Preference Shares no later than nine (9) months following Closing for an aggregate subscription price of $16,500,000 in cash, which subscription and issuance was to be consummated pursuant to a subscription agreement in the form attached as Schedule 9 to such original Shareholders’ Agreement; and

WHEREAS, in connection with the allotment and issuance of B Preference Shares to the B Preference Subscribers pursuant to the terms of the B Preference Subscription Agreement, the Parties hereto desire to amend and restate the existing business transfer and subscription agreement dated May 11, 2015 entered into between the Parties (the “Original BTSA”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Sellers and the Companies hereby agree as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE I

DEFINITIONS

SECTION 1.01.    Certain Defined Terms. For purposes of this Agreement:

“A Preference Shares” means the A preference shares of $1.00 each in the capital of the UK Company having the rights that are set out in the Articles of Association and the Shareholders’ Agreement.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of more than fifty percent (50%) of the outstanding voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Ancillary Agreements” means the Articles of Association, Assignment of Transferred Intellectual Property, the Assignment and Assumption Agreement, the Bill of Sale, the Employment Agreements, the Lease, the Management Carve-Out Payment Agreement, the Offer Letters, the Shareholders’ Agreement and the Transition Services Agreement.

“Articles of Association” means the articles of association of the UK Company in the form annexed to the Shareholders’ Agreement as Appendix 2, as amended from time to time.

“Assignment of Transferred Intellectual Property” means the Assignment of Transferred Intellectual Property to be executed by the Sellers at the Closing, substantially in the form of Exhibit 1.01(a).

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be executed by the Companies and the Sellers at the Closing, substantially in the form of Exhibit 1.01(b).

“AZD-0914” means [*] as described on Exhibit 1.01(c), or any [*] of the foregoing.

“AZD-0914 Product” means a pharmaceutical product that contains AZD-0914 or [*] of AZD- 0914.

“AZD-2514” means a drug that [*] as described on Exhibit 1.01(d), or any [*] of the foregoing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“AZD-2514 Product” means a pharmaceutical product that contains AZD-2514 or [*] of AZD- 2514.

“B Preference Shares” means the B preference shares of $1.00 each in the capital of the UK Company having the rights that are set out in the Articles of Association and the Shareholders’ Agreement.

“B Preference Subscribers” means one or more of Clarus Lifesciences III, L.P., Novo A/S, Frazier Life Sciences VIII, L.P., Eventide Gilead Fund, and Eventide Healthcare & Life Sciences Fund.

“B Preference Subscription Agreement” means the subscription agreement between the UK Company and the B Preference Subscribers dated on or about the date of this Agreement in respect of the subscription by such B Preference Subscribers for B Preference Shares in the UK Company.

“Bill of Sale” means the Bill of Sale to be executed by the Sellers at the Closing, substantially in the form of Exhibit 1.01(e).

“Biological Tools” means (a) laboratory generated bacterial strains and plasmids, (b) biochemistry reagents (including proteins and substrates), (c) molecular and cellular biology reagents and (d) expression plasmids and proteins from TPAT, in each case, exclusively relating to a Legacy Program.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York, the City of London, England, and Södertälje, Sweden.

“Calendar Quarter” means the respective period of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Closing” means the sale and purchase of the Transferred Assets and the subscription by, and issuance to, the Sweden Seller of the UK Company Shares contemplated by the Original BTSA which took place at the offices of Greenberg Traurig Maher, LLP, 200 Gray’s Inn Road, 7th Floor, London, United Kingdom WC1X 8HF at 10:00 a.m. London time on the Closing Date.

“Combination Product” means a Product that is comprised of or contains a Compound as an active ingredient together with one or more other active ingredients and is sold either as a fixed dose or as separate doses in a single package.

“Compounds” means AZD-2514 and AZD-0914.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Contract” means any contract, agreement, lease, license or other commitment or arrangement, whether oral or written, that is binding on any Person or any of its property under applicable Law, including all amendments thereto.

“Development” means all activities relating to preparing and conducting preclinical testing, toxicology testing, human clinical studies, regulatory activities (e.g., regulatory applications), formulation, manufacturing process development, scale-up and associated validation, quality assurance and quality control activities and the terms “Develop”, “Developing” and “Developed” shall be construed accordingly.

“Development Costs” means, all costs and expenses actually incurred by a Person (or its Affiliates) or for its account and specifically attributable to its conduct of specific Development activities, which shall include: (a) amounts paid by such Person (or its Affiliates) to Third Parties contracted to conduct clinical trials such as costs for Third Party suppliers of clinical services, clinical site recruiting, training and participation, monitoring of clinical sites, data analysis and data quality assurance, and/or Third-Party costs for preparing, reviewing or developing data and documents for submission to Governmental Authorities; (b) amounts paid for the supply of the Products and comparator drugs for use in clinical trials; and (c) actual direct costs and expenses of such Person’s (or its Affiliates’) internal employees’ actual work in conducting or managing such Development activities (including allocations of direct overheads, but not including allocations of general, corporate or administrative overheads).

“Diligent Efforts” means, with respect to a Company’s obligation under this Agreement relating to any Product, the level of efforts in carrying out such obligation in a sustained manner that is at least consistent with the efforts a similarly situated Person typically devotes to a product of similar commercial and scientific potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop [*], the competitiveness of alternative Third Party products [*] and the nature and extent of its market exclusivity (including Patent coverage and regulatory exclusivity), the likelihood of regulatory approval, its expected profitability, including the amounts of marketing and promotional expenditures with respect to any Product and all other relevant factors. Diligent Efforts shall be determined individually with respect to appropriate and reasonably defined specific markets or groups of markets, and it is understood that the level of Diligent Efforts required during any specific period may vary from country to country and between different markets or groups of markets. Notwithstanding the foregoing, Diligent Efforts shall not require the performance of any task or activity in any country or region which task or activity would not be commercially reasonable in the opinion of the Board of Directors of the UK Company to perform.

“Employee Benefit Plans” means all pension, retirement, health and welfare benefit plans, including, without limitation, each employee benefit plan, and all other compensation and benefit plans, policies, programs or arrangements, including, without limitation, those providing deferred compensation, incentive compensation, severance or termination pay, retention or change in control compensation, death benefits, or equity-based compensation, in each case, sponsored, maintained or contributed to, or required to be contributed to, by the Sellers for the benefit of employees of the Small Molecule Anti-Infective Program and their beneficiaries and dependents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Employment Agreements” means the employment agreements, in a form acceptable to the Sellers, to be entered into by the US Company and each of the Key Employees to be effective as of Closing.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than any licenses of Patents.

“Excluded Products” means the products set forth on Section 1.01(a) of the Seller Disclosure Schedule.

“Excluded Taxes” means all Taxes relating to any Pre-Closing Period.

“FDA” means the Food and Drug Administration and any successor agency.

“First Commercial Sale” means the first commercial sale of an AZD-0914 Product.

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative body, authority, board, commission or agency, including the FDA and any corresponding foreign agency, or any instrumentality or officer acting in an official capacity of any of the foregoing, including any court, tribunal, or judicial or arbitral body, or committee exercising any executive, legislative, judicial, regulatory or administrative functions of government.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indirect Taxes” means Taxes on value added, sales, use or consumption and other similar Taxes (including any interest, penalties, additions to Tax and additional amounts imposed with respect thereto).

“IND” means the Investigational NDA filed with the FDA pursuant to 21 C.F.R. pt. 312, or the equivalent application or filing filed with any equivalent agency or Governmental Authority outside the United States, for AZD-0914.

“Key Employees” means, collectively, [*].

“Know-How” means any data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, practices, techniques, methods, assays, techniques, processes, protocols, inventions, discoveries, improvements, developments, specifications, formulations, formulae, algorithms, marketing reports, business plans, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, medical, toxicological, preclinical, and clinical test data and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any other research or development data), standard operating procedures, manufacturing records, stability data and other study data and procedures.

“Large Molecule Anti-Infective Business” means the business of the Sellers and their respective Affiliates involving anti-infective approaches utilizing biologicals to attack a pathogen or otherwise prevent or treat any infection (including bacterial or viral infections), including biologicals that include (a) antibodies, proteins, vaccines and modified nucleic acids; (b) vaccines for the prevention and/or treatment of respiratory viruses (respiratory syncytial virus and flu); and (c) “novel vaccines” which may include therapeutic vaccines for chronic infections and oncolytic viruses.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, treaty, directive, permit, Governmental Order, code, order, rules of stock exchanges, requirement or rule of law (including common law).

“Lease” means the lease agreement for the US Company Premises to be entered into by the US Company and the US Seller at Closing.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Management Carve-Out Payment Agreement” means the Management Carve-Out Payment Agreement to be entered into by the US Company and the Key Employees at Closing.

“Net Sales” means, with respect to any Product, the gross amount invoiced by the UK Company, its affiliates, or any sublicensee of the UK Company for commercial sales of such Product to third parties (including distributors) less, to the extent included in such invoiced amount: (a) normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances actually allowed); (b) amounts repaid or credited by reason of rejection, returns, or recalls of goods, rebates or bona fide price reductions determined by the UK Company or its affiliates in good faith; (c) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way or illustration and not in limitation of the parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state programs in the US or equivalent governmental programs in any other country; (d) any invoiced amounts which are not collected by the UK Company or its affiliates, including bad debts; (e) excise taxes, indirect taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of Products; (f) any other similar and customary deductions that are consistent with generally accepted accounting principles, or in the case of non-US sales, other applicable accounting standards for the jurisdiction at issue; (g) [*] transportation costs, including insurance and shipping, freight, and handling charges, including distribution expenses, packaging and related insurance charges; and (h) [*], including [*] (it being acknowledged that [*]). Any sales between the UK Company and its affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales, and Net Sales shall be calculated using the UK Company’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

internal audited systems used to report such sales as applied consistently among the UK Company’s products.

“Net Sales Based Term” means, in respect of each Product, on a country-by-country basis, the period commencing on the date of the first commercial sale of the Product in that country and ending on the latest to occur of (a) the expiration of the last to expire of the valid claims of any applicable Company patent rights covering such Product in such country; and (b) the tenth (10th) anniversary of a first commercial sale of a Product in that country.

“Offer Letters” means the employment offer letters and non-disclosure and proprietary rights assignment agreements, in a form acceptable to the Sellers, to be entered into by the US Company and each of the Transferred Employees to be effective as of Closing.

“[*]” means the [*] which can be [*].

“Ordinary Shares” means ordinary shares of $0.20 each in the capital of the UK Company.

“Patents” means all patents (which shall include invention patents, utility models, design patents, industrial designs, and priority rights), applications for patents, invention disclosures, provisional applications, substitutions, supplementary protection certificates, reissues, reexaminations, renewals, revisions, extensions, divisionals, continuations, inventors’ certificates, utility certificates, patents or certificates of addition, inventors’ certificates of addition, and utility certificates of addition and other indices of invention ownership.

“Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of a Seller or a Company, as the case may be, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities, (d) all covenants, conditions, restrictions, easements, charges, rights-of-way, other Encumbrances and other similar matters of record set forth in any state, local or municipal franchise, and (e) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Pre-Closing Period” means any taxable period (or portion thereof) ending on or prior to the date of the Closing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Product Liabilities” means, with respect to any Compound or Product, all Liabilities resulting from actual or alleged harm, injury, damage or death to persons, property or business, irrespective of the legal theory asserted.

“Products” means the AZD-2514 Product and the AZD-0914 Product.

“Programs” means those research and Development programs set forth on Section 1.01(b) of the Seller Disclosure Schedule.

“Regulatory Materials” means, with respect to the Compounds, all (a) documentation comprising the INDs and (b) correspondence and reports exclusively related to the Compounds and Programs and necessary, or otherwise limiting the ability to, commercially distribute, sell or market the Compounds and Programs submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority) and relevant supporting documents with respect thereto, and (c) all data (including clinical and pre-clinical data) contained in any of the foregoing, in each case ((a), (b) and (c)), to the extent in the possession of or under control of a Seller or any of its Affiliates.

“Research Data” means, to the extent available, (a) the chemical and biological data including chemical structures and all screening assays as found in the Sellers’ databases for such data (IBIS and ISAC, for screening and chemical data respectively), (b) documents stored in the Sellers’ networked shared drives (the L: and M: drives) which include program data and summary reports which are not found in IBIS, including pharmacokinetics (PK) studies and in vivo studies, (c) program files stored on the Sellers’ Sharepoint Datasite, (d) crystallography and molecular modeling data, (e) data that may be found in Sellers’ Corporate Document storage systems (named GEL and ANGEL), and (f) analytical data, including nuclear magnetic resonance (NMR) and mass spectroscopy (MS) data which are used for chemical structural determination, in each case, exclusively relating to the Programs or the Legacy Programs.

“Samples” means a [*] sample of a small molecule compound exclusively relating to a Legacy Program.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Disclosure Schedule” means the Seller Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Sellers to the Companies in connection with this Agreement. Notwithstanding anything to the contrary contained in the Seller Disclosure Schedule or in this Agreement, the information and disclosures contained in any section of the Seller Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of the Seller Disclosure Schedule as though fully set forth in such other section for which the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure.

“Shareholders’ Agreement” means the shareholders’ agreement entered into by the UK Company and the Sweden Seller at Closing, as amended and restated on or about the date of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Tax” or “Taxes” means any tax, levy, impost or duty and any similar charge, contribution, withholding or deduction (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

“Tax Returns” means any and all returns, reports and forms (including, elections, declarations, amendments, schedules, information returns or attachments thereto) filed with a Governmental Authority with respect to Taxes.

“Third Party” means any Person other than a Seller, a Company or any of their respective Affiliates.

“Transferred Clinical Materials” shall mean all (a) Compound drug substances, clinical samples and specimens, (b) raw materials, including active pharmaceutical ingredients in bulk form, used to make any Compound, (c) biological materials, reagents, constituents substances, materials, stores and supplies exclusively used with respect to the Compounds or the Programs, in each case, as set forth on Section 1.01(c) of the Seller Disclosure Schedule.

“Transferred Contracts” shall mean the Contracts set forth on Section 1.01(d) of the Seller Disclosure Schedule.

“Transferred Enforcement Rights” means all claims (including claims for past infringement or misappropriation) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable), in each case, related to the Transferred Intellectual Property.

“Transferred Intellectual Property” shall mean, collectively, (a) the Patents set forth on Section 1.01(e) of the Seller Disclosure Schedule, (b) the Know-How of the Sellers, and (c) the Regulatory Materials, in each case of clauses (b) and (c), solely to the extent the foregoing (i) is protectable under applicable Law and (ii) exclusively relates to the Compounds or the Programs.

“Transferred Tangible Assets” shall mean the tangible personal property assets set forth on Section 1.01(f) of the Seller Disclosure Schedule.

“Transition Services Agreement” means the Transition Services Agreement to be entered into by the UK Company and the applicable Sellers at the Closing.

“US Company Premises” means the office and facility space located in Waltham, Massachusetts in respect of which the US Company will enter into the Lease at Closing.

SECTION 1.02.    Definitions. The following terms have the meanings set forth in the Sections set forth below:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Definition	Location
“Agreement”	Preamble
“Assumed Liabilities”	SECTION 2.02(a)
“Business Confidential Information”	SECTION 5.04(a)
“Clinical Materials Purchase Price”	SECTION 1.03(b)
“Closing Date”	SECTION 2.06
“Companies”	Preamble
“Designated Employees”	SECTION 6.01
“Excluded Assets”	SECTION 2.01(b)
“Excluded Liabilities”	SECTION 2.02(b)
“Intellectual Property Purchase Price”	SECTION 2.05(c)
“Legacy Programs”	SECTION 5.09(a)
“Milestone”	SECTION 2.05(d)
“Milestone Payment”	SECTION 2.05(d)
“Net Sales Statements”	SECTION 5.13(a)
“Original BTSA”	Recitals
“Retained Documents”	SECTION 5.10
“Royalties”	SECTION 2.05(e)
“Seller”	Preamble
“Small Molecule Anti-Infective Program”	Recitals
“Subscription Price”	SECTION 2.04(b)
“Sweden Seller”	Preamble
“Tangible Asset Purchase Price”	SECTION 2.01(a)
“Transferred Assets”	SECTION 2.01(a)
“Transferred Employee”	SECTION 6.01
“UK Company”	Preamble
“UK Company Shares”	SECTION 2.04(a)
“UK Seller”	Preamble
“US Company”	Preamble
“US Seller”	Preamble

SECTION 1.03.    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise expressly provided:

(a)           when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)           the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)           whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)                                 the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)                                  all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)                                   the words “other party”, “other parties”, “either party” or “neither party” mean, when used in this Agreement, the Sellers, on the one hand, and the Companies, on the other hand;

(g)                                  the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h)                                 references to a Person are also to its successors and permitted assigns;

(i)                                     references to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified as of the date hereof to the extent permitted by the provisions thereof (but subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or any Ancillary Agreement);

(j)                                    the words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;

(k)                                 references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder, in each case, to the extent amended, enacted or promulgated as of the date hereof;

(l)                                     this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted;

(m)                             the Seller Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein; and

(n)                                 the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE II

TRANSFER OF BUSINESS AND SUBSCRIPTION

SECTION 2.01.           Conveyance of Transferred Assets.

(a)                                 Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, free and clear of all  Encumbrances other than Permitted Encumbrances, all of such Seller’s right, title and interest in and to the following (collectively, the “Transferred Assets”):

(i)                                     to the UK Company, and the UK Company shall purchase from the applicable Sellers, (A) all rights under the Transferred Contracts, (B) the Transferred Intellectual Property, and (C) the Transferred Enforcement Rights; and

(ii)                                  to the US Company, and the US Company shall purchase from the applicable Sellers, (A) the Transferred Clinical Materials and (B) the Transferred Tangible Assets.

(b)                                 Notwithstanding anything in Section 2.01(a) to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver, nor cause to be sold, conveyed, assigned, transferred or delivered, to the Companies, and the Companies shall not purchase, and the Transferred Assets shall not include, any properties, assets and rights of the Sellers and their Affiliates of whatever kind and nature, real, personal or mixed, tangible or intangible (i) to which a Seller’s right, title and interest to are not expressly included in the Transferred Assets, or (ii) if an attempted assignment thereof, without consent of a third party thereto, would constitute  a breach or other contravention thereof or in any way adversely affect the rights of a Company or a Seller thereunder (collectively, the “Excluded Assets”). The Excluded Assets shall include, without limitation, the following:

(i)                                     all cash and cash equivalents, securities, and negotiable instruments of a Seller or its Affiliates on hand, in lock boxes, in financial institutions or elsewhere, including all cash residing in any collateral cash account securing any obligation or contingent obligation of a Seller or any of its Affiliates;

(ii)                                  all of the Sellers’ and their respective Affiliates’ accounts receivable, notes and other amounts receivable from Third Parties, including customers, arising solely from the sale of Products before the Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon;

(iii)                               any rights to Tax refunds, credits, deductions, allowances or other Tax benefits attributable to any Pre-Closing Period;

(iv)                              the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of a Seller and its Affiliates, as well as any other records or materials relating to a Seller or its Affiliates generally and not exclusively related to the Transferred Assets or the operations of the Small Molecule Anti-Infective Program;

(v)                                 all right, title and interest in and to the names “AstraZeneca” and “AZ”;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vi)                              all tangible personal property of a Seller or any of its Affiliates, other than the Transferred Clinical Materials, the Transferred Tangible Assets and the Regulatory Materials included in the Transferred Intellectual Property;

(vii)                           all real property owned or leased by a Seller or any of its Affiliates, other than, for the avoidance of doubt, the leasehold interest in the US Company Premises that will be acquired by the US Company at Closing pursuant to the Lease;

(viii)                        all rights of a Seller under this Agreement and the Ancillary  Agreements;

(ix)                              all assets retained by the Sellers and their Affiliates that are necessary for the Sellers to provide the services to the UK Company as contemplated under the Transition Services Agreement;

(x)                                 Tax Returns of a Seller and its Affiliates, other than those relating solely to the Tax treatment of the UK Company or the US Company in respect of the Transferred Assets;

(xi)                              all Employee Benefit Plans and any assets relating  thereto;

(xii)                           all current and prior insurance policies of a Seller and its Affiliates and all rights of any nature with respect thereto, including all insurance recoveries thereunder  and rights to assert claims with respect to any such insurance recoveries; and

(xiii)                        any right, interest, property or asset that relates to (A) the Excluded Products or (B) the Large Molecule Anti-Infective Business.

SECTION 2.02.           Assumption and Exclusion of Liabilities.

(a)                                 Upon the terms and subject to the conditions set forth in this Agreement, the Companies shall, by executing and delivering, at the Closing, the Assignment and Assumption Agreement, jointly and severally, assume, and agree to pay, perform and discharge when due, any and all of the Liabilities of the Sellers exclusively relating to the Small Molecule Anti-Infective Program or the Transferred Assets arising on or after the Closing Date, other than the Excluded Liabilities set forth in Section 2.02(b) below (the “Assumed Liabilities”). The Assumed Liabilities include, but are not limited to, the following:

(i)                                     all Liabilities of a Seller and its Affiliates comprising commitments in respect of Development Costs relating to the Compounds and Programs to the extent such Liabilities relate to the period of time on or after Closing;

(ii)                                  all Liabilities of a Seller and its Affiliates arising under the Transferred Contracts assumed by the Companies;

(iii)                               all Liabilities arising out of or relating to Actions commenced after the Closing, irrespective of the legal theory asserted, arising from the manufacture, advertising, marketing, distribution, sale or use of the Products or the Compounds, solely

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to the extent relating to the period of time on or after the Closing, including all Liabilities for product warranty service claims relating to the Products and Compounds and all Product Liabilities;

(iv)                              all Liabilities under the Transferred Contracts to customers, suppliers or other Third Parties for products, materials and services, to the extent relating to the Small Molecule Anti-Infective Program, either (A) ordered in the ordinary course of business prior to the Closing, but scheduled to be delivered or provided after the Closing, which remain unpaid as of the Closing, or (B) the delivery or provision of which was accelerated to occur prior to the Closing in a manner not consistent with past practice and which would otherwise have been an Assumed Liability pursuant to subclause (A) above but for such acceleration;

(v)                                 all other Liabilities arising out of or relating to the return of any Product, including all Liabilities for any chargebacks, credits or rebates in respect of any Product;

(vi)                              all Taxes relating to the Transferred Assets or the Small Molecule Anti-Infective Program other than Excluded Taxes; and

(vii)                           all other Liabilities arising out of or relating to the Small Molecule Anti-Infective Program or the Transferred Assets, including the use, ownership, possession, operation, sale or lease of the Transferred Assets, to the extent such Liabilities relate to the period of time on or after Closing.

(b)                                 The Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and the Companies shall not assume or have any responsibility for, the following Liabilities (the “Excluded Liabilities”):

(i)                                     Other than those Liabilities described in Section 2.02(a)(iv), all Liabilities of a Seller and its Affiliates in respect of any and all accounts payables to the extent such Liabilities relate to the period of time prior to the Closing;

(ii)                                  all Excluded Taxes;

(iii)                               all Liabilities relating to or arising out of the Employee Benefit Plans or the Transferred Employees relating to the period of time prior to the Closing;

(iv)                              all Liabilities relating to or arising out of the Excluded Assets;

(v)                                 all Liabilities relating to the Transferred Contracts to the extent such obligations (A) arise before the Closing Date, (B) arise from or relate to any breach by the Sellers of any provision of any of such contracts, or (C) arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such contracts;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vi)                              a Seller’s obligations under this Agreement and the Ancillary Agreements; and

(vii)                           all other Liabilities arising out of or relating to the Small Molecule Anti-Infective Program or the Transferred Assets, including the use, ownership, possession, operation, sale or lease of the Transferred Assets, to the extent such Liabilities relate to the period of time prior to Closing.

SECTION 2.03.           Consents. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Transferred Contract or other asset that would otherwise constitute, under the definition thereof, a Transferred Asset that is not assignable or transferable without the consent of any Third Party, to the extent that such consent shall not have been given prior to the Closing; provided, however, that the Sellers shall use, for 30 days after the Closing, commercially reasonable efforts to obtain, and the Companies shall use their commercially reasonable efforts to assist and cooperate with the Sellers in connection therewith, all necessary consents to the assignment and transfer thereof; provided, further, that none of the Sellers, the Companies or any of their respective Affiliates shall be required to pay money to any Third Party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with such efforts. The Companies agree that the Sellers shall not have any Liability arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement.

SECTION 2.04.           Subscription for Shares.

(a)                                 Upon the terms contained in this Agreement, the Sweden Seller hereby subscribes for, and, at Closing, the UK Company shall, following receipt of an amount in cash equal to the Subscription Price, allot and issue to the Sweden Seller, 33,499,900 A Preference Shares (the “UK Company Shares”) free and clear of all Encumbrances.

(b)                                 As consideration for the issuance of the UK Company Shares, and in full payment therefor, at Closing, the Sweden Seller shall pay to the UK Company $33,499,900 in cash (the “Subscription Price”).

SECTION 2.05.           Purchase Price.

(a)                                 As consideration for the Transferred Tangible Assets, at Closing, the US Company shall pay to the US Seller $[*] (the “Tangible Asset Purchase Price”).

(b)                                 As consideration for the Transferred Clinical Materials, at Closing, the US Company shall pay to the US Seller $[*] (the “Clinical Materials Purchase Price”).

(c)                                  As consideration for the Transferred Intellectual Property, at Closing, the UK Company shall pay an aggregate amount equal to $[*] (the “Intellectual Property Purchase Price”), [*] of which shall be paid to the UK Seller and [*] of which shall be paid to the Sweden Seller.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)                                 In addition, the Sweden Seller shall receive a one-time non-refundable payment of $10,000,000 (the “Milestone Payment”) upon first achievement of a First Commercial Sale (the “Milestone”). The Milestone payment shall be made within 24 months of the First Commercial Sale, and at the UK Company’s sole election, the Milestone may be paid (i) in cash by wire transfer of immediately available funds or (ii) by the issuance to the Sweden Seller of such number of Ordinary Shares as shall be equal to $10,000,000 divided by the then current fair market value of one Ordinary Share, as determined in good faith by the UK Company’s Board of Directors. Notwithstanding the foregoing, if the payment of the Milestone at the time set forth above is deemed by the UK Company’s Board of Directors to be significantly burdensome to the UK Company, then the UK Company and the Sweden Seller shall explore in good faith modifying the time for the payment of the Milestone. Following the Sweden Seller’s receipt of the Milestone Payment, the Sweden Seller shall pay to the UK Seller [*] of the Milestone Payment. Following the occurrence of the Milestone, no dividend, return of capital or other distribution shall be made by the UK Company to any shareholder until the Milestone Payment has been made in full.

(e)                                  In addition, the UK Company shall pay to the UK Seller and the Sweden Seller royalties (the “Royalties”) on Net Sales of the Products, as set forth on Exhibit 2.05(e), [*] of which shall be paid to the UK Seller and [*] of which shall be paid to the Sweden Seller.

SECTION 2.06.           Closing. Closing took place on May 11, 2015 (the “Closing Date”) pursuant to the Original BTSA.

SECTION 2.07.           Closing Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered:

(a)                                 to the UK Company, an amount in U.S. dollars equal to the Subscription Price by wire transfer in immediately available funds to an account designated by the UK Company at least [*] Business Day prior to Closing;

(b)                                 to the Companies, the Assignment of Transferred Intellectual Property, the Bill of Sale and such other instruments to effect the transfer of the Transferred Assets to the Companies or evidence such transfer, in each case duly executed by the appropriate Seller; and

(c)                                  to the Companies, executed counterparts of each other Ancillary Agreement to which a Seller is a party.

SECTION 2.08.           Closing Deliveries by the Companies. At the Closing:

(a)                                 the UK Company shall enter the Sweden Seller in the register of members of the UK Company as the holder of the UK Company Shares and issue a certificate or  certificates to the Sweden Seller representing its holding of the UK Company  Shares;

(b)                                 the UK Company shall deliver to the US Company an amount in U.S. dollars equal to the aggregate sum of (i) the Tangible Asset Purchase Price plus (ii) the Clinical Materials Purchase Price, by wire transfer in immediately available funds to an account designated by the US Company at least [*] Business Day prior to Closing;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                  the US Company shall deliver to the US Seller, an amount in U.S. dollars equal to the aggregate sum of (i) the Tangible Asset Purchase Price plus (ii) the Clinical  Materials Purchase Price, by wire transfer in immediately available funds to an account designated by the US Seller at least [*] Business Day prior to Closing;

(d)                                 the UK Company shall deliver to (i) the UK Seller, an amount in U.S. dollars equal to [*] of the Intellectual Property Purchase Price and (ii) the  Sweden Seller, an amount in U.S. dollars equal to [*] of the Intellectual Property Purchase Price, in each case, by wire transfer in immediately available funds to an account designated by the UK Seller and the Sweden Seller, respectively, at least [*] Business Day prior to Closing;

(e)                                  the US Company shall deliver to the Sweden Seller fully executed copies of the Employment Agreements and the Offer Letters; and

(f)                                   each Company shall deliver to the Sweden Seller executed counterparts of each Ancillary Agreement to which such Company is a party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

Except as set forth in the Seller Disclosure Schedule, each Seller, severally and not jointly, hereby represents and warrants to the Companies, as of the Closing Date and, in the case of Sections 3.01 and 3.02, as of the date of this Agreement or, if a representation or warranty is made as of a specified date, as of such date, as follows:

SECTION 3.01.           Organization, Authority and Qualification of the Sellers. Each Seller is duly organized, validly existing and in good standing (to the extent such concept is recognized by the applicable jurisdiction) under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Seller is duly licensed or qualified to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure  to be so licensed, qualified or in good standing would not materially and adversely affect the  ability of such Seller to carry out its obligations under this Agreement and the Ancillary Agreements or prevent such Seller from consummating the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by each Seller, the performance by each Seller of its obligations hereunder and thereunder and the consummation by each Seller of the transactions contemplated hereby and thereby have been  duly authorized by all requisite action on the part of each Seller and its equityholders. This Agreement has been, and upon their execution, the Ancillary Agreements shall have been, duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by the Companies) this Agreement constitutes, and upon their execution the Ancillary

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreements shall constitute, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms.

SECTION 3.02.           No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each Seller do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation or bylaws (or similar organizational documents) of such Seller, (b) conflict with or violate any Law or Governmental Order applicable to such Seller or (c) except as set forth in Section 3.02(c) of the Seller Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give rise to a right of termination, acceleration or cancellation of any obligation or to a loss of a benefit under, or result in the creation of Encumbrances (other than Permitted Encumbrances or Encumbrances arising from acts or omissions of the Companies) upon any of the Transferred Assets under, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Seller is a party, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of such Seller to carry out its obligations under this Agreement and the Ancillary Agreements or prevent such Seller from consummating the transactions contemplated hereby and thereby.

SECTION 3.03.           Compliance with Laws. Except as would not (a) materially and adversely affect the ability of a Seller to carry out its obligations under this Agreement and the Ancillary Agreements or prevent such Seller from consummating the transactions contemplated hereby and thereby or (b) otherwise be material to the Small Molecule Anti-Infective Program, each Seller has conducted and continue to conduct the Small Molecule Anti-Infective Program in accordance with all Laws and Governmental Orders applicable to such Seller.

SECTION 3.04.           Title and Sufficiency of the Transferred Assets. As of the date hereof, a Seller is the legal and beneficial owner, and has good and valid title to, each of the Transferred Assets, free and clear of all Encumbrances (other than Permitted Encumbrances). Upon consummation of the transactions contemplated by this Agreement, the Sellers will have sold, assigned, transferred, conveyed and delivered to the Companies the Transferred Assets, free and clear of all Encumbrances (other than Permitted Encumbrances). The Transferred Assets comprise all of the assets utilized by the Sellers immediately prior to the Closing exclusively for the Small Molecule Anti-Infective Program.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE COMPANIES

Each Company, severally and not jointly, hereby represents and warrants to the Sellers as of the Closing Date and, in the case of Sections 4.01, 4.02 and 4.04, as of the date of this Agreement or, if a representation or warranty is made as of a specified date, as of such date, as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECTION 4.01.           Organization and Authority of the Companies. Each Company is duly organized, validly existing and in good standing (to the extent such concept is recognized by the applicable jurisdiction) under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Company is duly licensed or qualified to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not materially and adversely affect the ability of such Company to carry out its obligations under this Agreement and the Ancillary Agreements or prevent such Company from consummating the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by each Company, the performance by each Company of its obligations hereunder and thereunder and the consummation by each Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each Company and its equity holders. This Agreement has been, and upon their execution the Ancillary Agreements to which a Company is a party shall have been, duly executed and delivered by each Company, and (assuming due authorization, execution and delivery by the Sellers) this Agreement constitutes, and upon their execution the Ancillary Agreements to which a Company is a party shall constitute, the legal, valid and binding obligations of the Companies, enforceable against the Companies in accordance with their respective terms.

SECTION 4.02.           No Conflict. The execution, delivery and performance by each Company of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation, bylaws or articles of association (or similar organizational or constitutional documents) of such Company, (b) conflict with or violate any Law or Governmental Order applicable to such Company or its respective assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give rise to a right of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Company is a party, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of such Company to carry out its obligations under this Agreement and the Ancillary Agreements or prevent such Company from consummating the transactions contemplated hereby and thereby.

SECTION 4.03.           Capitalization.

(a)                                 The issued share capital of the UK Company consists of 100 Ordinary Shares. Immediately preceding the date hereof, no other shares were outstanding. Upon consummation of the transactions contemplated by this Agreement, the Sweden Seller will own 100% of the outstanding A Preference Shares and 100% of the Ordinary Shares. There is no Encumbrance in relation to any of the A Preference Shares or unissued shares in the capital of the UK Company and, other than this Agreement, there is no agreement or arrangement which

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

give rise to or create any such Encumbrance or right to receive A Preference Shares or any other shares in the capital of the UK Company. No Person has claimed to be entitled to an Encumbrance in relation to any A Preference Shares or any unissued shares in the capital of the UK Company.

(b)                                 The authorized capital stock of the US Company consists of 100 shares of common stock, par value $0.01 per share, all of which, as of the date hereof, are issued and outstanding, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by the UK Company free and clear of all Encumbrances (other than Permitted Encumbrances).

SECTION 4.04.           Authorization. The UK Company Shares have been duly and validly authorized for issuance and sale to the Sweden Seller pursuant to this Agreement and, when the UK Company Shares are issued and delivered by the UK Company as consideration therefor in accordance with the terms of this Agreement, the UK Company Shares will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any Encumbrance. No further approval or authorization of any stockholder, the board of directors of the UK Company or others is required for the issuance and sale or transfer of the UK Company Shares.

SECTION 4.05.           No Prior Operations. The UK Company was incorporated under the laws of England and Wales on March 6, 2015. The US Company was incorporated under the laws of Delaware on March 11, 2015. Neither Company had any operations prior to Closing, has generated any revenues and has any Liabilities.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01.           Setup Costs. Notwithstanding anything in this Agreement to the contrary, [*] costs and expenses incurred in connection with (a) any activities that are related to the establishment of the Companies or are otherwise necessary for the Companies in connection with the transactions contemplated by this Agreement and (b) transferring the Transferred Assets and the Assumed Liabilities to the Companies including the costs and expenses relating to the physical transportation and delivery of the Transferred Clinical Materials to the Companies.

SECTION 5.02.           Transition Services and Other Ancillary Agreements. Following the Closing, the Sweden Seller shall provide, or cause to be provided, to the UK Company those transition services specifically set forth in the Transition Services Agreement. At the Closing, the Sellers and the Companies shall, or shall cause their respective Affiliates to, enter into the Ancillary Agreements to which they are parties.

SECTION 5.03.           Tax Matters.

(a)                                 Unless specifically provided otherwise in this Agreement, any party receiving payments under this Agreement shall pay any and all Taxes levied on account of all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such payments. No party hereto shall deduct or withhold any amount of or on account of Taxes from any payment hereunder unless such deduction or withholding is required by applicable Law. If any such deduction or withholding is so required, the party making such payment shall (i) pay to the relevant Government Authority within the period for payment required by applicable Law the full amount of the deduction or withholding; and (ii) furnish to the payee within thirty (30) days after each payment an official receipt of the relevant Government Authority (or other evidence reasonably acceptable to the payee) for all amounts so deducted or withheld. Notwithstanding the foregoing, if any party hereto is or may be entitled under any applicable Tax treaty or otherwise to any relief or exemption from any applicable withholding Tax, the other parties shall provide such assistance or cooperation as such party may reasonably request for the purpose of claiming or obtaining the benefit of such relief or exemption.

(b)           All amounts payable under this Agreement are stated exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any such payments, the paying party shall pay such Indirect Taxes (or an amount equal thereto, as the case may be) at the applicable rate in respect of any such payments, on the due date of such payments to which such Indirect Taxes relate. Each party hereto shall issue its invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. Each such invoice shall state separately the amount of Indirect Taxes chargeable in respect of the payments to which invoice relates.

(c)           Unless specifically provided otherwise in this Agreement, the Companies shall be responsible for all Taxes, if any, imposed in connection with this Agreement or the Transferred Assets, other than any Taxes imposed on the Sellers in respect of any income received and retained by the Sellers under this Agreement. If the Sellers or any of their respective Affiliates are required to pay such Taxes, the Companies shall promptly reimburse the Sellers therefor on an after-Tax basis.

SECTION 5.04.    Business Confidential Information.

(a)           Following the Closing, the Companies shall, and shall cause their respective Affiliates to, treat and hold any proprietary and confidential information of the Sellers and their respective Affiliates that is not included within the Transferred Assets (collectively, the “Business Confidential Information”) with at least the same degree of care, but no less than reasonable care, with which it protects its own confidential information.

(b)           The obligations of confidentiality contained in Section 5.04(a) with respect to the Business Confidential Information shall not apply to any information to the extent that (i) it is already, or becomes, publicly available or otherwise part of the public domain after the Closing Date, and other than through any fault of a Company or any of its Affiliates in breach of this Agreement, (ii) it is disclosed to a Company or any of its Affiliates after the Closing Date, other than under an obligation of confidentiality, by a Third Party who has no obligation of any nature to the Sellers not to disclose such information to others or (iii) it is acquired or developed independently by a Company after the Closing Date without reference to any Business Confidential Information in possession of such Company or any of its Affiliates as of immediately prior to the Closing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)           Notwithstanding Section 5.04(a), the Companies may disclose Business Confidential Information to the extent required by any Governmental Authority or otherwise as required by Law or legal process. Before disclosing Business Confidential Information pursuant to this Section 5.04(c), the relevant Company shall provide the Sellers with reasonably prompt notice of any court order, subpoena or interrogatories that requires disclosure of the Business Confidential Information so that the Sellers may seek a protective order or other appropriate remedy or waive compliance with this Agreement to the extent legally permitted. The relevant Company shall consult with the Sellers on the advisability of taking steps to resist or narrow such request or requirement and shall otherwise cooperate with the efforts of the Sellers to protect the Business Confidential Information. Further, in the event such disclosure is required by any Governmental Authority, the relevant Company shall (i) redact mutually agreed upon portions of the Business Confidential Information, (ii) submit a request to such Governmental Authority that such portions of the Business Confidential Information receive confidential treatment or otherwise be held in the strictest confidence to the fullest extent permitted by applicable Law and (iii) be permitted to rely on the advice of the relevant Company’s counsel with respect to its disclosure obligations under such requirement.

SECTION 5.05.    Publicity. The Companies shall not issue any press releases or make other public statements or disclosures regarding the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby without the prior written consent of the Sellers.

SECTION 5.06.    Wrong Pockets. For a period of up to [*] from and after the Closing Date, if either any Company or any Seller becomes aware that any of the Transferred Assets has not been transferred to the Companies or that any of the Excluded Assets has been transferred to a Company, it shall promptly notify the other and the Companies and the Sellers shall, as soon as reasonably practicable, ensure that such property is transferred, with any necessary prior Third-Party consent or approval, to (a) a Company, at the expense of the Sellers, in the case of any Transferred Asset which was not transferred to such Company at the Closing; or (b) the Sellers, at the expense of the Companies, in the case of any Excluded Asset which was transferred to a Company at the Closing.

SECTION 5.07.    Indemnification.

(a)           The Companies and their respective Affiliates (other than the Sellers), and their officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by each Seller, severally and not jointly, for and against all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them arising after Closing out of or resulting from any Excluded Asset or Excluded Liability.

(b)           The Sellers and their respective Affiliates (other than the Companies), their officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by each Company, severally and not jointly, for and against any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reasonable attorneys’ and consultants’ fees and expenses) arising after Closing out of or resulting from any Transferred Asset or Assumed Liability.

SECTION 5.08.    Further Assurances. From time to time after the date of this Agreement, upon request of any party, each party shall execute, acknowledge and deliver all such other instruments and documents and shall take all such other actions required to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 5.09.    Legacy Programs.

(a)           From time to time after the Closing Date until [*], plus an additional period of [*], upon the prior written request of the UK Company, the Sellers shall provide the Companies, at no additional cost or expense, with Samples, Biological Tools and Research Data, to the extent in the possession of the Sellers, relating to any of the Sellers’ legacy research and Development programs set forth on Section 5.09(a) of the Seller Disclosure Schedule (the “Legacy Programs”); provided, that, (i) [*]; (ii) prior to the Sellers delivering any such Samples, Biological Tools or Research Data, the UK Company and the Sellers shall enter into a mutually agreed upon confidentiality agreement pursuant to which the Companies will agree to keep all such Samples, Biological Tools and Research Data confidential and (iii) the Companies shall use such Samples, Biological Tools and Research Data solely for the purpose of conducting the Small Molecule Anti-Infective Program.

(b)           Notwithstanding anything to the contrary set forth in Section 5.09(a), if, within [*] after the end of the time period described in the first sentence of Section 5.09(a), [*] relating to any Legacy Program, (i) upon [*], [*] the Samples, Biological Tools and Research Data relating to such Legacy Program that [*] pursuant to Section 5.09(a) and (ii) [*] any Samples, Biological Tools and Research Data relating to such Legacy Program shall [*]; provided, that, [*] the Samples, Biological Tools and Research Data relating to such Legacy Program if such Legacy Program is [*] or [*]. In no event [*] any Samples, Biological Tools and Research Data pursuant to this Section 5.09(b) [*] pursuant to Section 5.09(a).

(c)           If, prior to receiving a request from the Companies pursuant to Section 5.09(a), and only during the time period described in the first sentence of Section 5.09(a), the Seller [*] Samples, Biological Tools and Research Data relating one or more Legacy Program(s) for the purposes of [*], the Seller shall first offer the same to the Companies and provide them a [*] period in which to [*] elect to request access to the Legacy Program(s) pursuant to Section 5.09(a). The Companies acknowledge that failure to respond to the Seller’s offer in a timely manner results in the termination of the same, and the Seller will be free to [*]. Failure to make a request for Legacy Program access in response to an opportunity as described in Section 5.09(c) herein will not preclude the Companies from filing a request under Section 5.09(a) at a later point in time.

SECTION 5.10.    Document Retention. If, following Closing, the Sellers determine, in accordance with the Sellers’ internal document retention policy then in effect, to destroy any of the Sellers’ documents, data or other information on any tangible medium

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

exclusively relating to the Small Molecule Anti-Infective Business or any Legacy Program for which the Sellers had previously provided the Companies with Samples, Biological Tools or Research Data pursuant to Section 5.09(a) (the “Retained Documents”), the Sellers shall first offer, by written notice to the UK Company, to deliver such Retained Documents to the Companies. If, within [*] following delivery of the Sellers’ written notice, the UK Company shall accept such offer by delivering written notice to the Sellers, the Sellers shall transfer such Retained Documents to the Companies at the Companies’ sole cost and expense. If the UK Company shall decline or fail to accept such offer within [*] following delivery of the Sellers’ written notice, the Sellers may destroy such Retained Documents in its sole discretion.

SECTION 5.11.    License Back to Sellers. The UK Company hereby grants back to the Sellers a non-exclusive, non-transferable license to use the Transferred Intellectual Property solely for internal research and development purposes outside the field of the Small Molecule Anti-Infective Program.

SECTION 5.12.    Diligent Efforts.

(a)           From and after the Closing Date and until the end of the last Net Sales Based Term, the Companies agree and covenant, for themselves, their Affiliates and sublicensees, that: (i) the Companies shall, and shall cause their Affiliates and sublicensees to, [*], and (ii) the Companies shall not, and shall cause its Affiliates not to, [*]. Notwithstanding the foregoing, nothing in this Section 5.12 shall require the Companies to take any steps which the Board of Directors of the UK Company considers in good faith would prejudice the interests of the Companies.

(b)           Notwithstanding the foregoing, the Companies shall be deemed to have satisfied the obligations set forth in Section 5.12(a) with respect to AZD-0914 if they take the following actions:

[*]

SECTION 5.13.    Net Sales Statements; Audit Rights.

(a)           Within [*] after the end of each Calendar Quarter in which the UK Company generates any Net Sales of a Product, the UK Company shall deliver to the Sellers (i) a statement that shows, in reasonable detail, the sales, volume in units and Net Sales of all Products, on a country-by-country and product-by-product basis during the applicable Calendar Quarter (the “ Net Sales Statements”) and (ii) the Royalty payments payable by the UK Company based on the Net Sales of the Products during such Calendar Quarter as set forth in such Net Sales Statement.

(b)           If the Sellers do not receive payment of any sum due to them on or before the due date, simple interest shall thereafter accrue on the sum due to the Sellers until the date of payment at the per annum rate of [*] plus the then-current 30-day US LIBOR rate, or the maximum rate allowable by applicable Law, whichever is lower.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)           The UK Company shall maintain complete and accurate records of all of its and its Affiliates’ and sublicensees’ sales of Products in sufficient detail to permit the Sellers to confirm, using standard audit practices, the accuracy of the calculation of Net Sales of Products set forth in each Net Sales Statement. Upon reasonable prior notice, such records shall be available to the Sellers during regular business hours for a period of [*] from the end of the calendar year in which such individual records were created, for examination, at the expense of the Sellers, and not more often than [*], by an independent certified public accountant selected by the Sellers and reasonably acceptable to the UK Company, for the sole purpose of verifying the accuracy of Net Sales Statements. Any such auditor shall not disclose any Business Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the Net Sales Statements furnished by the UK Company. Any amounts shown to be owed but unpaid shall be paid within [*] from the accountant’s report, plus interest at a per annum rate of [*] plus the then-current 30-day US LIBOR rate, or the maximum rate allowable by applicable Law, whichever is lower, from the original due date. Any amounts shown to have been overpaid shall be refunded within [*] from the accountant’s report. The Sellers shall bear the full cost of such audit unless such audit discloses an underpayment of the amount actually owed during the applicable Calendar Quarter of more than [*], in which case the UK Company shall bear the reasonable cost of such audit.

ARTICLE VI

EMPLOYEE MATTERS

SECTION 6.01.    Offer of Employment. As of the Closing, the US Company shall have offered employment to each of the employees of the Sellers set forth on Section 6.01 of the Seller Disclosure Schedule (the “Designated Employees”). As used herein, “Transferred Employee” means each Designated Employee who accepts such offer.

SECTION 6.02.    Employee Benefits. Effective as of the Closing Date, each Transferred Employee shall cease to be covered under the Employee Benefit Plans. The US Company shall (a) recognize the service completed by the Transferred Employees with the Sellers and their respective Affiliates for purposes of determining eligibility, vesting and benefit accrual service under any employee benefit plan, program or arrangement maintained by the US Company for their employees on or after the Closing Date, and (b) assume responsibility to provide the vacation time, personal days and sick leave benefits due to the Transferred Employees as of the Closing Date; provided, however, that to the extent any cash payments are due to any such Transferred Employees in connection with such benefits described in this clause (b) as of the Closing Date, the Sellers shall be responsible for all such payments.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01.    Survival. No representations and warranties of the Sellers or the Companies set forth in Articles III and IV of this Agreement shall survive the Closing, or, to the extent given on the date of this Agreement, the date hereof. All other covenants and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

agreements of the Sellers and the Companies contained herein shall survive the Closing in accordance with their terms.

SECTION 7.02.    Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 7.03.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

(a)           if to a Seller:

c/o AstraZeneca UK Limited

Mereside

Alderley Park

Macclesfield, Cheshire SK10 4TG

England

E-mail: [*]

Attention: Deputy General Counsel, Corporate

with a copy to:

Greenberg Traurig Maher LLP

200 Gray’s Inn Road, 7th Floor

London, United Kingdom WC1X 8HF

Facsimile: +44 (0) 207 900 3632

E-mail: maherp@gtm.com

Attention: Paul Maher

and

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 805 9284

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

E-mail: helselm@gtlaw.com

Attention:  Michael Helsel

(b)           if to a Company:

c/o Entasis Therapeutics Limited

35 Gatehouse Drive

Waltham, Massachusetts 02451

Attention:  Manos Perros

with a copy to:

Cooley LLP

11951 Freedom Drive, 15th Floor

Reston, VA 20190

Facsimile: (703) 456-8100

E-mail: cplaza @cooley.com

Attention: Christian E. Plaza

SECTION 7.04.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 7.05.    Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Sellers and the Companies with respect to the subject matter hereof and thereof.

SECTION 7.06.    Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Companies (which consent may be granted or withheld in the sole discretion of the Sellers or the Companies), as the case may be; provided, however, that a Seller may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of such Seller without the consent of the Companies.

SECTION 7.07.    Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, a Seller and the UK

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Company, provided that the UK Company has been duly authorized to enter into such amendments in accordance with the Shareholders’ Agreement or (b) by a waiver in accordance with Section 7.08.

SECTION 7.08.    Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto; or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby, and provided that, in case of the UK Company, the UK Company has been duly authorized to enter into such extension or waiver in accordance with the Shareholders’ Agreement. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 7.09.    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 7.10.    Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 7.11.    GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF [*] APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN [*], WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF [*]. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in [*]; provided, however, that if [*] does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in [*]. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of [*] for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECTION 7.12.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

SECTION 7.13.    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 7.14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

{Remainder of page intentionally left blank}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Sellers and the Companies have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

ASTRAZENECA AB (PUBL)

By:	/s/ Per Alfredsson
	Name:	Per Alfredsson
	Title:	Vice President
Global Supply Chain & Strategy

ASTRAZENECA UK LIMITED

By:	/s/ Marc Dunoyer
	Name:	Marc Dunoyer
	Title:	Director

ASTRAZENECA PHARMACEUTICALS LP

By:	/s/ John McKenna
	Name:	John McKenna
	Title:	CFO-AZ US & VP Finance NAM

ENTASIS THERAPEUTICS LIMITED

By:	/s/ Manoussos Perros
	Name:	Manoussos Perros
	Title:	Chief Executive Officer

ENTASIS THERAPEUTICS INC.

By:	/s/ Manoussos Perros
	Name:	Manoussos Perros
	Title:	Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

EXHIBIT 1.01(A)

FORM OF ASSIGNMENT OF TRANSFERRED INTELLECTUAL PROPERTY

This ASSIGNMENT OF TRANSFERRED INTELLECTUAL PROPERTY (this “Assignment”) is entered into as of                                ,               (the “Effective Date”), by and between ASTRAZENECA AB (PUBL), a company incorporated in Sweden under no. 556011-7482 (the “Assignor”), and ENTASIS THERAPEUTICS LIMITED, a private limited company incorporated in England and Wales (the “Assignee”).

WHEREAS, the Assignor wishes to sell, convey, transfer, assign and deliver to the Assignee all of the intellectual property as set forth in Schedule A to this Assignment (the “Transferred Intellectual Property”), including, without limitation, all goodwill symbolized thereby and associated therewith, and the Assignee wishes to purchase, acquire and accept from the Assignor such Transferred Intellectual Property.

NOW, THEREFORE, in consideration of the promises and the consideration hereinafter set forth, the Assignee and the Assignor hereby agrees as follows:

1.             Assignment of Transferred Intellectual Property; Power of Attorney.

(a)           The Assignor hereby perpetually and irrevocably assigns to the Assignee (i) all of the Assignor’s right, title and interest in, to and under the Transferred Intellectual Property and all goodwill symbolized thereby and associated therewith and including all rights therein provided by international conventions and treaties, and the right to sue for past, present and future infringement thereof, (ii) any and all rights of the Assignor to sue at law or in equity for any infringement, imitation, impairment, distortion, dilution or other unauthorized use or conduct in derogation of such Transferred Intellectual Property, including the right to receive all proceeds and damages therefrom, (iii) any and all rights to royalties, profits, compensation, license fees or other payments or remuneration of any kind relating to such Transferred Intellectual Property, and (iv) any and all rights to obtain renewals, reissues, and extensions of registrations or other legal protections pertaining to such Transferred Intellectual Property.

(b)           The Assignor shall take all actions necessary to effectuate the assignment of the Transferred Intellectual Property contemplated hereunder, including but not limited to, making filings and executing any documents that may be necessary or desirable for purposes of recordation by the United States Patent and Trademark Office or any other office or authority responsible for registration of Intellectual Property in any other jurisdiction throughout the world. In the event that the Assignor does not take in a timely fashion any action reasonably deemed necessary or advisable by the Assignee, the Assignee shall have the right to take such action. The Assignor hereby grants to the Assignee an irrevocable power of attorney, coupled with an interest, to take all action contemplated or authorized pursuant to this Section 1 including, but not limited to, filings which may be necessary or desirable for purposes of recordation by the United States Patent and Trademark Office or any other office or authority responsible for registration of Intellectual Property in any other jurisdiction throughout the world.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.             Further Assurances. Each party hereto shall execute and deliver all such other instruments and documents and shall take all such other actions required to consummate and make effective the transactions contemplated by contemplated by this Assignment, including, but not limited to, the execution and delivery of any additional, separate documents and performance of other additional acts necessary or desirable to record and perfect the interest of the Assignee in and to the Transferred Intellectual Property.

3.             Amendment. This Assignment may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Assignor and the Assignee.

4.             No Third Party Beneficiaries. This Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Assignment.

5.             Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Assignment is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Assignment are consummated as originally contemplated to the greatest extent possible.

6.             Governing Law. This Assignment and all claims or causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Assignment or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the internal laws of the [*] applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

7.             Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

[Signature page follows.]

2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their respective officers duly authorized, this Assignment as of the date first written above.

ASTRAZENECA AB (PUBL)

By:
Name:
Title:

ENTASIS THERAPEUTICS LIMITED

By:
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Transferred Intellectual Property

[*]

[*] = Five pages of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1.01(B)

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of                   ,               (the “Effective Date”), by and among ASTRAZENECA AB (PUBL), a company incorporated in Sweden under no. 556011-7482, ASTRAZENECA UK LIMITED, a company incorporated in England under no. 3674842, ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (collectively, the “Sellers”), and ENTASIS THERAPEUTICS LIMITED, a private limited company incorporated in England and Wales (the “Purchaser”).

WHEREAS, the Sellers and the Purchaser are party to that certain Business Transfer and Subscription Agreement, dated the date hereof, (the “Business Transfer and Subscription Agreement”; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Business Transfer and Subscription Agreement); and WHEREAS, the execution and delivery of this Agreement by the Sellers is required in connection with the consummation of the transactions contemplated by the Business Transfer and Subscription Agreement.

NOW, THEREFORE, in consideration of the promises and the consideration hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

1.                             Assignment of the Transferred Contracts.  The Sellers hereby sell, assign, transfer, convey and deliver to the Purchaser and its successors and assigns, forever, the entire right, title and interest of the Sellers in and to any and all of the Transferred Contracts.

2.             Assumption of Liabilities.  The Purchaser hereby assumes, and agrees to pay, perform and discharge when due, all of the Liabilities of the Sellers and its Affiliates arising under, the Transferred Contracts.

3.             Further Assurances.  The Sellers hereby covenant and agree that, at any time and from time to time after the date of this Agreement, at the Purchaser’s request, the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to implement the intentions of this Agreement.

4.             Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers and the Purchaser.

5.             No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

7.             Governing Law.  This Agreement and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the internal Laws of the [*] applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of Law principles of such state.

8.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their respective officers duly authorized, this Agreement as of the date first written above.

ASTRAZENECA AB (PUBL)

By:
Name:
Title:

ASTRAZENECA UK LIMITED

By:
Name:
Title:

ASTRAZENECA PHARMACEUTICALS LP

By:
Name:
Title:

ENTASIS THERAPEUTICS LIMITED

By:
Name:
Title:

[Signature page to Assignment and Assumption Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1.01(C)

DESCRIPTION OF AZD-0914

[*]

[*] = One page of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1.01(D)

DESCRIPTION OF AZD-2514

[*]

[*] = One page of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1.01(E)

FORM OF BILL OF SALE

This BILL OF SALE (this “Bill of Sale”), is entered into as of                    ,               (the “Effective Date”), by and among ASTRAZENECA AB (PUBL), a company incorporated in Sweden under no. 556011-7482, ASTRAZENECA UK LIMITED, a company incorporated in England under no. 3674842, ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (collectively, the “Sellers”), and ENTASIS THERAPEUTICS INC., a Delaware corporation (the “Purchaser”).

WHEREAS, the Sellers and the Purchaser are party to that certain Business Transfer and Subscription Agreement, dated the date hereof, (the “Business Transfer and Subscription Agreement”; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Business Transfer and Subscription Agreement); and

WHEREAS, the execution and delivery of this Bill of Sale by the Sellers is required in connection with the consummation of the transactions contemplated by the Business Transfer and Subscription Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Business Transfer and Subscription Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby agree as follows:

Sale of Assets. The Sellers hereby sell, assign, transfer, convey and deliver to the Purchaser and its successors and assigns, forever, the entire right, title and interest of the Sellers in and to any and all of the Transferred Clinical Materials and the Transferred Tangible Assets.

Further Assurances. The Sellers hereby covenant and agree that, at any time and from time to time after the date of this Bill of Sale, at the Purchaser’s request, the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Purchaser any of the Transferred Clinical Materials and the Transferred Tangible Assets.

Amendment. This Bill of Sale may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers and the Purchaser.

No Third Party Beneficiaries. This Bill of Sale shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Bill of Sale.

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Severability. If any term or other provision of this Bill of Sale is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Bill of Sale shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Bill of Sale is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Bill of Sale so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Bill of Sale are consummated as originally contemplated to the greatest extent possible.

Governing Law. This Bill of Sale and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Bill of Sale or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the internal Laws of the [*] applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of Law principles of such state.

Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

[Remainder of this Page Intentionally Left Blank]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Sellers have caused this Bill of Sale to be duly executed by their respective authorized officers as of the Effective Date.

ASTRAZENECA AB (PUBL)

By:
Name:
Title:

ASTRAZENECA UK LIMITED

By:
Name:
Title:

ASTRAZENECA PHARMACEUTICALS LP

By:
Name:
Title:

ENTASIS THERAPEUTICS INC.

By:
Name:
Title:

[Signature page to Bill of Sale]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 2.05(e)

ROYALTIES

1.             AZD-0914 Royalty: The Company will pay the UK Seller and the Sweden Seller, in accordance with Section 2.05(e) of this Agreement, an amount calculated by multiplying (x) the percentage set forth under the heading “AZD-0914 Royalty” opposite the applicable amount of annual Net Sales of AZD-0914 Products set forth under the heading “Annual Net Sales of AZD-0914 Products” in the following table by (y) the applicable annual Net Sales of AZD-0914 Products:

Annual Net Sales of AZD-0914 Products	AZD-0914 Royalty
For that portion of annual Net Sales of AZD-0914 Products < $[*]	Lower of [*]% of Net Sales or [*]% of any royalties received by the UK Seller
For that portion of annual Net Sales of AZD-0914 Products > $[*] but < $[*]	Lower of [*]% or Net Sales or [*]% of any royalties received by the UK Seller
For that portion of annual Net Sales of AZD-0914 Products > $[*]	Lower of [*]% of Net Sales or [*]% of any royalties received by the UK Seller

2.             AZD-2514 Royalty: The Company will pay the UK Seller and the Sweden Seller, in accordance with Section 2.05(e) of this Agreement, an amount calculated by multiplying (x) the percentage set forth under the heading “AZD-2514 Royalty” opposite the applicable amount of annual Net Sales of AZD-2514 Products set forth under the heading “Annual Net Sales of AZD-2514 Products” in the following table by (y) the applicable annual Net Sales of AZD-2514 Products:

Annual Net Sales of AZD-2514 Products	AZD-2514 Royalty
For that portion of annual Net Sales of AZD-2514 Products < $[*]	[*]%

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For that portion of annual Net Sales of AZD-2514 Products > $[*] but < $[*]	[*]%
For that portion of annual Net Sales of AZD-2514 Products > $[*]	[*]%

3.             Calculation and Combination Products. Annual Net Sales of a Product will be calculated by taking the sum of Net Sales of such Product for which amounts are due pursuant to during the Net Sales Based Term for all countries worldwide. In the event that a Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average invoice price in such country of any Product that contains the same Compound(s) as such Combination Product as its sole active ingredient(s), if sold separately in such country, and B is the average invoice price in such country of each product that contains active ingredient(s) other than the Compound(s) contained in such Combination Product as its sole active ingredient(s), if sold separately in such country; provided that the invoice price in a country for each Product that contains only the Compound(s) and each product that contains solely active ingredient(s) other than the Compound(s) included in the Combination Product shall be for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency. If either such Product that contains the Compound(s) as its sole active ingredient or a product that contains an active ingredient (other than the Product) in the Combination Product as its sole active ingredient(s) is not sold separately in a particular country, the Sellers and the Companies shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of and all other factors reasonably relevant to the relative value of, the Compound(s), on the one hand and all of the other active ingredient(s), collectively, on the other hand.

4.             Royalty Term. On a country-by-country basis, the Company’s obligation to make royalty payments for a Product will end upon the expiration of the Net Sales Based Term for such Product in such country.

5.             Royalty Reduction. In the event that the Company determines that rights to intellectual property owned or controlled by a third party are required to fully commercialize the Products, the Company shall have the right to negotiate and acquire such rights through a license or otherwise and to deduct from the royalty payments due to the Sweden Seller and the UK Seller [*] of the amounts paid (including milestone payments, royalties or other license fees) by the Company to such third party.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.